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                                                                    EXHIBIT 4.10


                            CERTIFICATE OF AMENDMENT
                                       OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        ADVANCE ROSS HOLDING CORPORATION


         ADVANCE ROSS HOLDING CORPORATION (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware (the "Law") does hereby certify:

         I. The Corporation has not issued any stock. The Corporation is acting through its directors, who have been duly elected and qualified.

         II. Pursuant to Section 241(b) of the Law, the directors of the Corporation have adopted the following Amendment to the Corporation's Restated Certificate of Incorporation:

                 Article FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                 "FIRST:  The name of the Corporation is Advance Ross
                 Corporation."

         IN WITNESS WHEREOF, said ADVANCE ROSS HOLDING CORPORATION has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by HARVE A. FERRILL, its President, and attested by CONSTANCE SCHIRMER,
its Secretary, this  16    day of June, 1993.
                    ----

                                        ADVANCE ROSS HOLDING CORPORATION



                                        By: /s/ HARVE A. FERRILL
                                            ----------------------------------
                                            HARVE A. FERRILL, President

ATTEST:



By:      /s/ CONSTANCE SCHIRMER
     -------------------------------------
         CONSTANCE SCHIRMER, Secretary